Exhibit 15

Basel, 17 March 2025
Consent of Independent Registered

Public Accounting Firm
We consent to the incorporation by reference in each

of the following registration statements of

UBS Group
AG:
(1)

on Form S-8 (Registration Numbers 333-200634;

333-200635; 333-200641; 333-200665;

333-
215254; 333-215255; 333-228653; 333-230312;

333-249143; and 333-272975), and each

related
prospectus currently outstanding under any

of the aforementioned registration statements,
of our reports dated 14 March 2025, with

respect to the consolidated financial

statements of UBS Group AG
and the effectiveness of internal control over financial

reporting of UBS Group AG, included in this

Annual
Report (Form 20-F) for the year ended 31

December 2024, filed with the Securities and

Exchange
Commission.
/s/ Ernst & Young Ltd